EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Hope Bancorp, Inc.:
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-255893 and 333-145014) of Hope Bancorp, Inc. of our report dated February 28, 2023, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Hope Bancorp, Inc. for the year ended December 31, 2022.

                                /s/ Crowe LLP
Los Angeles, California
February 28, 2023